                                                           Exhibit No. EX-99.a.1

                       AGREEMENT AND DECLARATION OF TRUST

                                       of

                     DIMENSIONAL EMERGING MARKETS VALUE FUND
                           a Delaware Statutory Trust

                                TABLE OF CONTENTS

          (b)  Liabilities Held with Respect to a Particular Series or Class..11

     Section 1.  Determination of Net Asset Value, Net Income and

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                     DIMENSIONAL EMERGING MARKETS VALUE FUND

     AGREEMENT AND DECLARATION OF TRUST made as of this 18th day of March, 2009, by the Trustees hereunder.

                                   WITNESSETH:

     WHEREAS,  the Trust is being formed to carry on the business of an open-end management investment company as defined in the 1940 Act; and

     WHEREAS,  this Trust is  authorized  to divide its Shares  into two or more
Classes,  to issue its Shares in separate Series, to divide Shares of any Series into two or more Classes,  and to issue  Classes of the Trust or the Series,  if any, all in accordance with the provisions hereinafter set forth; and

     WHEREAS,  the Trustees have agreed to manage all property coming into their hands  as  trustees  of a  Delaware  statutory  trust  in  accordance  with  the provisions of the Delaware  Statutory Trust Act, as amended,  from time to time, and the provisions hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby declare that:

     (i) the Trustees will hold all cash, securities, and other assets that they may acquire, from time to time, in any manner as Trustees hereunder IN TRUST and will manage and dispose of the same, from time to time, upon the following terms and  conditions  for the benefit of the holders of Shares  issued  hereunder  as hereinafter set forth; and

     (ii)  this  Declaration  of  Trust  and the  Bylaws  shall  be  binding  in accordance  with  their  terms on every  Trustee,  by virtue of having  become a
Trustee of the Trust,  and on every  Shareholder,  by virtue of having  become a
Shareholder of the Trust, pursuant to the terms of this Declaration of Trust and the Bylaws.

                                   ARTICLE I

                  NAME; OFFICES; REGISTERED AGENT; DEFINITIONS

     Section 1. Name. The Trust shall be known as "Dimensional  Emerging Markets
Value Fund" and the Board of Trustees  shall  conduct the  business of the Trust under that name, or any other name as the Board of Trustees may designate,  from time to time. The Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class thereof.  In the event of any such change,  the
Trustees  shall cause notice to be given to the affected  Shareholders  within a reasonable time after the implementation of any such change.

     Section  2.  Offices  of the  Trust.  The  Board at any time may  establish offices  of the  Trust at any place or places  where  the  Trust  intends  to do business.

     Section  3.  Registered  Agent  and  Registered  Office.  The  name  of the registered  agent of the Trust and the address of the  registered  office of the
Trust in the State of Delaware  are as set forth in the Trust's  Certificate  of
Trust. The Trustees may,  without  Shareholder  approval,  change the registered agent and the registered office of the Trust.

     Section 4. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "1940 Act" shall mean the Investment  Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (b) "Affiliate" shall have the same meaning as "affiliated person," as such term is defined in the 1940 Act, when used with reference to a specified Person;

     (c) "Board of Trustees"  or "Board"  shall mean the  governing  body of the
Trust,  which is comprised  of the number of Trustees of the Trust  fixed,  from time to time,  pursuant  to Article IV hereof,  having the powers and duties set forth herein;

     (d) "Bylaws" shall mean Bylaws of the Trust,  as amended or restated,  from time to time, in accordance  with Article VIII therein.  Such Bylaws may contain any provision not inconsistent with applicable law or this Declaration of Trust, relating  to the  governance  of the  Trust.  The Bylaws  are  expressly  herein incorporated  by reference as part of the  "governing  instrument"  of the Trust within the meaning of the DSTA;

     (e) "Certificate of Trust" shall mean the certificate of trust of the Trust to be filed with the Office of the  Secretary of State of the State of Delaware,
as required under the Delaware Statutory Trust Act, as such certificate shall be amended or restated, from time to time;

     (f) "Class"  shall mean each class of Shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article III hereof;

     (g) "Code" shall mean the  Internal  Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended, from time to time;

     (h) "Commission" shall have the meaning given that term in the 1940 Act;

     (i) "DGCL" shall mean the General  Corporation Law of the State of Delaware
(8 Del. C. §101, et seq.), as amended from time to time;

          (j) "DSTA" shall mean the Delaware Statutory Trust Act (12 Del. C. §
     3801, et seq.), as amended, from time to time;

     (k)  "Declaration  of Trust" shall mean this  Agreement and  Declaration of
Trust,  as amended or restated from time to time,  including  resolutions of the
Board of  Trustees  of the Trust that may be adopted  hereafter,  regarding  the establishment  and  designation of Series and/or Classes of Shares of the Trust, and any amendments or modifications to such resolutions;

     (l) "General  Liabilities"  shall have the meaning given it in Article III,
Section 6(b) of this Declaration of Trust;

     (m) "Interested  Person" shall have the meaning given that term in the 1940
Act;

     (n)  "Investment  Adviser"  or  "Adviser"  shall mean a Person,  as defined below,  furnishing  services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) hereof;

     (o) "National  Financial  Emergency" shall mean, as determined by the Board in its sole discretion,  the whole or any part of any period during (i) which an emergency  exists as a result of which  disposal by the Trust of  securities  or other assets owned by the Trust is not reasonably practicable;  (ii) which it is not reasonably practicable for the Trust to determine fairly the net asset value of its assets;  or (iii) such other period as the Commission may by order permit for the protection of investors;

     (p) "Person" shall mean a natural person, partnership, limited partnership,
limited   liability   company,   trust,   estate,   association,    corporation,
organization,  custodian,  nominee,  government  or any  political  subdivision, agency or  instrumentality  thereof or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory or business trust;

     (q) "Principal  Underwriter"  shall have the meaning given that term in the
1940 Act;

     (r) "Series"  shall mean each Series of Shares  established  and designated under and in accordance with the provisions of Article III hereof;

     (s) "Shares" shall mean the transferable shares of beneficial interest into which the beneficial  interest in the Trust have been or shall be divided,  from time to time, and shall include fractional and whole shares;

     (t)  "Shareholder"  shall mean a record  owner of Shares  pursuant  to this
Declaration of Trust and the Bylaws;

     (u)  "Trust"  shall mean  Dimensional  Emerging  Markets  Value  Fund,  the
Delaware  statutory  trust formed  pursuant to this  Declaration of Trust and by filing the Certificate of Trust with the Office of the Secretary of State of the
State of Delaware;

     (v) "Trust  Property"  shall mean any and all  property,  real or personal, tangible  or  intangible,  which is owned or held by or for the  account  of the
Trust, or one or more of any Series thereof, including,  without limitation, the rights referenced in Article X, Section 5 hereof; and

     (w)  "Trustee"  or  "Trustees"  shall  mean  each  Person  who  signs  this
Declaration  of Trust as a trustee and all other Persons who, from time to time, may be duly  elected  or  appointed,  qualified,  and  serving  on the  Board of
Trustees in accordance  with the  provisions  hereof and the Bylaws,  so long as such signatory or other Person  continues in office in accordance with the terms hereof and the Bylaws. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person's or Persons'  capacity as a Trustee or
Trustees hereunder and under the Bylaws.

                                   ARTICLE II

                                PURPOSE OF TRUST

     The purpose of the Trust is to conduct,  operate, and carry on the business of a registered  management  investment  company  registered under the 1940 Act, directly, or if one or more Series is established hereunder, through one or more
Series,  investing  primarily in securities,  and to exercise all of the powers, rights,  and privileges  granted to, or conferred upon, a statutory trust formed under the DSTA, including, without limitation, the following powers:

     (a) To hold, invest,  and reinvest its funds, and in connection  therewith, to make any changes in the  investment of the assets of the Trust,  to hold part or all of its funds in cash, to hold cash  uninvested,  to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer,  exchange,  distribute, write options on, lend, or otherwise deal in or dispose of contracts for the future  acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including,  without limitation, all types of bonds, debentures,  stocks, shares, units of beneficial  interest,  preferred  stocks,  negotiable or non-negotiable instruments,  obligations,  evidences of indebtedness, money market instruments, certificates of deposit or indebtedness,  bills,  notes,  mortgages,  commercial paper,  repurchase  or  reverse  repurchase  agreements,  bankers'  acceptances, finance  paper,  and any  options,  certificates,  receipts,  warrants,  futures contracts,  or other instruments  representing rights to receive,  purchase,  or subscribe  for the same,  or  evidencing  or  representing  any other  rights or interests  therein or in any  property or assets,  and other  securities  of any kind, as the foregoing are issued, created,  guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions
of  the  United  States  and  the  District  of  Columbia,   and  any  political
subdivision,  agency, or instrumentality  thereof, any foreign government or any political  subdivision of the U.S. Government or any foreign government,  or any international instrumentality,  or by any bank or savings institution, or by any corporation or organization  organized under the laws of the United States or of
any  state,   territory,  or  possession  thereof,  or  by  any  corporation  or organization  organized under any foreign law, or in "when issued" contracts for any such securities;

     (b) To exercise any and all rights,  powers,  and privileges with reference to or incident to  ownership  or  interest,  use,  and  enjoyment of any of such securities  and other  instruments  or property  of every kind and  description, including, but without limitation, the right, power, and privilege to own, vote, hold, purchase, sell, negotiate,  assign,  exchange,  lend, transfer,  mortgage, hypothecate,  lease,  pledge, or write options with respect to or otherwise deal with, dispose of, use, exercise, or enjoy any rights, title,  interest,  powers, or  privileges  under or with  reference  to any of such  securities  and  other instruments  or property,  the right to consent and  otherwise  act with respect thereto,  with power to designate one or more  Persons,  to exercise any of said rights, powers, and privileges in respect of any of said instruments,  and to do any and all acts and things for the preservation,  protection,  improvement, and enhancement  in  value  of any of  such  securities  and  other  instruments  or property;

     (c) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series,  subject to any requirements of the 1940 Act;

     (d) To vote or give  assent,  or  exercise  any rights of  ownership,  with respect to stock or other  securities  or  property;  and to execute and deliver proxies or powers of attorney to such Person or Persons as the Board of Trustees shall deem proper,  granting to such Person or Persons such power and discretion with  relation to  securities  or  property as the Board of Trustees  shall deem proper;

     (e) To exercise  powers and rights of  subscription or otherwise that arise in any manner out of ownership of securities and/or other property;

     (f) To hold any  security or property in a form not  indicating  that it is trust property, whether in bearer, unregistered, or other negotiable form, or in its own name or in the name of a  custodian  or  subcustodian  or a  nominee  or nominees or  otherwise,  or to authorize the  custodian or a  subcustodian  or a nominee or nominees to deposit the same in a securities  depository,  subject in each case to proper  safeguards  according to the usual  practice of  investment companies or any rules or regulations applicable thereto;

     (g) To consent  to, or  participate  in,  any plan for the  reorganization, consolidation,  or merger of any  corporation or issuer of any security which is held in the Trust; to consent to any contract,  lease,  mortgage,  purchase,  or
sale  of  property  by  such  corporation  or  issuer;   and  to  pay  calls  or
subscriptions with respect to any security held in the Trust;

     (h) To join with  other  security  holders in acting  through a  committee, depositary,  voting trustee, or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee,  depositary,  or trustee,  and to delegate to them such power and authority  with relation to any security  (whether or not so deposited or  transferred) as the Board of Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and  compensation  of such  committee,  depositary,  or  trustee as the Board of
Trustees shall deem proper;

     (i) To  compromise,  arbitrate,  or otherwise  adjust claims in favor of or against the Trust or any matter in controversy,  including,  but not limited to, claims for taxes;

     (j) To enter into joint ventures, general or limited partnerships,  and any other combinations or associations;

     (k) To endorse or guarantee  the payment of any notes or other  obligations of any Person; to make contracts of guaranty or suretyship;  or otherwise assume liability for payment thereof;

     (l) To purchase  and pay for such  insurance  as the Board of Trustees  may deem  necessary or appropriate  for the conduct of the business  entirely out of
Trust Property,  including, without limitation,  insurance policies insuring the assets of the Trust or payment of  distributions  and principal on its portfolio
investments,  and  insurance  policies  insuring  the  Shareholders,   Trustees,
officers,  employees,  agents, Investment Advisers,  Principal Underwriters,  or independent  contractors  of the  Trust,  individually  against  all  claims and liabilities of every nature arising by reason of holding Shares, holding, being, or having held any such office or position,  or by reason of any action  alleged to have been taken or omitted by any such Person as Trustee, officer,  employee, agent, Investment Adviser, Principal Underwriter,  or independent contractor, to the fullest extent permitted by this  Declaration of Trust,  the Bylaws,  and by applicable law;

     (m) To  adopt,  establish,  and carry out  pension,  profit-sharing,  share bonus, share purchase,  savings,  thrift, and other retirement,  incentive,  and benefit plans, trusts and provisions, including the purchasing of life insurance and  annuity  contracts  as a means  of  providing  such  retirement  and  other benefits, for any or all of the Trustees, officers, employees, and agents of the
Trust;

     (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign,  transfer,  mortgage,  pledge, or otherwise deal with,  dispose of, use, exercise, or enjoy property of all kinds;

     (o) To buy,  sell,  mortgage,  encumber,  hold,  own,  exchange,  rent,  or otherwise acquire and dispose of, and to develop,  improve,  manage,  subdivide, and generally to deal and trade in real property,  improved and unimproved,  and wheresoever  situated;  and to build,  erect,  construct,  alter,  and  maintain buildings, structures, and other improvements on real property;

     (p) To borrow or raise moneys for any of the purposes of the Trust,  and to mortgage or pledge the whole or any part of the property and  franchises  of the
Trust,  real,  personal,  and mixed,  tangible or  intangible,  and  wheresoever situated;

     (q) To enter into,  make, and perform  contracts and  undertakings of every kind for any lawful purpose, without limit as to amount;

     (r) To issue, purchase, sell and transfer, reacquire, hold, trade, and deal in stocks,  shares, bonds,  debentures,  and other securities,  instruments,  or other  property of the Trust,  from time to time, to such extent as the Board of
Trustees shall determine,  consistent with the provisions of this Declaration of
Trust; and to reacquire and purchase,  from time to time, its Shares or, if any, its bonds, debentures, and other securities;

     (s) To engage in and to prosecute, defend, compromise,  abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings,  disputes, claims, and demands  relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts,  claims,  or expenses  incurred in  connection  therewith, including those of litigation, and such power shall include, without limitation, the power of the Board of Trustees or any appropriate  committee thereof, in the exercise of their or its good faith  business  judgment,  to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any Person, including a Shareholder in the Shareholder's own name or the name of the  Trust,  whether  or not  the  Trust  or any of the  Trustees  may be  named individually  therein or the subject  matter arises by reason of business for or on behalf of the Trust;

     (t)  To  exercise  and  enjoy,   in  Delaware  and  in  any  other  states,
territories,   districts,  and  United  States  dependencies,   and  in  foreign
countries,  all of  the  foregoing  powers,  rights,  and  privileges,  and  the enumeration  of the foregoing  powers shall not be deemed to exclude any powers, rights, or privileges so granted or conferred; and

     (u) In  general,  to carry on any  other  business  in  connection  with or incidental to its trust  purposes,  to do  everything  necessary,  suitable,  or proper for the  accomplishment  of such  purposes or for the  attainment  of any object or the furtherance of any power  hereinbefore set forth,  either alone or in  association  with others,  and to do every other act or thing  incidental or appurtenant  to, or growing out of or connected  with, its business or purposes, objects, or powers.

     The Trust shall not be limited to investing in obligations  maturing before the possible dissolution of the Trust or one or more of its Series.  Neither the
Trust nor the Board of  Trustees  shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     The  foregoing  clauses each shall be construed as purposes,  objects,  and powers,  and it is hereby expressly  provided that the foregoing  enumeration of specific purposes, objects, and powers shall not be held to limit or restrict in any manner the powers of the Trust,  and that they are in furtherance of, and in addition to and not in  limitation  of, the general  powers  conferred  upon the
Trust by the DSTA and the other laws of the State of Delaware or otherwise;  nor shall the enumeration of one thing be deemed to exclude another,  although it be of like nature, not expressed.

                                  ARTICLE III

                                     SHARES

     Section 1. Division of Beneficial Interest.

     (a) The beneficial interest in the Trust shall be divided into Shares, each
Share  without a par  value.  The  number  of  Shares  in the  Trust  authorized hereunder,  and of each  Series  and Class as may be  established,  from time to time, is  unlimited.  The Board of Trustees may authorize the division of Shares into separate  Classes of Shares and into separate and distinct Series of Shares and the  division  of any Series of Shares  into  separate  Classes of Shares in accordance with the 1940 Act. The different Series and Classes, if any, shall be established  and  designated  by the Board of Trustees  pursuant to Article III,
Section 6 hereof.  If no separate  Series or Classes shall be  established,  the
Shares of the Trust  shall have the  rights,  powers,  and duties  provided  for herein,  including  Article III, Section 6 hereof to the extent relevant and not otherwise  provided for herein.  All references to Shares in this Declaration of
Trust  shall be deemed to be Shares of the Trust or any or all Series or Classes
thereof that may be established from time to time, as the context may require.

     (i)  The fact  that  the  Trust  shall  have  one or more  established  and designated  Classes of the Trust shall not limit the  authority of the
          Board of Trustees to establish and designate additional Classes of the
          Trust.  The fact that one or more Classes of the Trust shall have been
          established    initially   and   designated   without   any   specific
          establishment or designation of a Series (i.e., that all Shares of the
          Trust are initially Shares of one or more Classes) shall not limit the authority of the Board of Trustees to later  establish and designate a
          Series and  establish  and designate the Class or Classes of the Trust as Class or Classes, respectively, of such Series.

     (ii) The fact that a Series  shall  have  initially  been  established  and designated  without  any  specific  establishment  or  designation  of
          Classes  (i.e.,  that all  Shares of such  Series are  initially  of a single  Class) shall not limit the  authority of the Board of Trustees to establish and designate  separate Classes of said Series.  The fact that a Series  shall  have more than one  established  and  designated
          Class  shall not  limit the  authority  of the  Board of  Trustees  to establish and designate additional Classes of said Series.

     (b) Subject to any  requirements  or limitations of the 1940 Act, the Board of Trustees  shall have the power to issue  authorized  but  unissued  Shares of beneficial interest of the Trust, or any Series and Class thereof,  from time to time, for such consideration paid wholly or partly in cash, securities, or other property, as may be determined, from time to time, by the Board of Trustees. The
Board of  Trustees,  on behalf of the Trust,  may  acquire  and hold as treasury shares,  reissue  for  such  consideration  and on such  terms  as the  Board of
Trustees may determine,  or cancel,  at its  discretion,  from time to time, any
Shares reacquired by the Trust. The Board of Trustees may classify or reclassify any unissued Shares of beneficial interest, or any Shares of beneficial interest of the Trust or any Series or Class thereof,  which were  previously  issued and are  reacquired,  into one or more Series or Classes that may be established and designated,  from time to time. If the Trust shall have outstanding  Shares that may have been established without any Series or Class designation,  the Board of
Trustees,  on  behalf  of  the  Trust,  may  classify  or  reclassify  any  such outstanding  Shares  into one or more  Series or  Classes.  Notwithstanding  the foregoing,  the Trust and any  Series  thereof  may  acquire,  hold,  sell,  and otherwise  deal in, for purposes of investment  or otherwise,  the Shares of any other  Series of the Trust or Shares of the Trust,  and such Shares shall not be deemed  treasury  Shares or  cancelled.  Shares held in the  treasury  shall not confer  any  voting  rights on the  Trustees  and shall not be  entitled  to any dividends or other distributions declared with respect to the Shares.

     (c) Subject to the  provisions of Section 6 of this Article III, each Share shall  entitle  the holder to voting  rights as provided in Article V hereof and the Bylaws.  Shareholders  shall have no  preemptive or other right to subscribe for new or additional  authorized but unissued Shares or other securities issued by the Trust or any Series  thereof.  The Board of Trustees,  from time to time, may divide or combine the Shares of the Trust, or any particular Series thereof, into a  greater  or  lesser  number  of  Shares  of the  Trust  or that  Series, respectively.  Such  division or  combination  shall not  materially  change the proportionate beneficial interests of the holders of Shares of the Trust or that
Series,  as the case may be, in the Trust  Property at the time of such division or  combination  that is held with respect to the Trust or that  Series,  as the case may be.

     (d) Any Trustee, officer, or other agent of the Trust, and any organization in which any such Person has an economic or other  interest,  may acquire,  own, hold,  and dispose of Shares of  beneficial  interest in the Trust or any Series and Class  thereof,  to the same  extent as if such  Person  were not a Trustee, officer,  or other agent of the Trust; and the Trust or any Series may issue and sell and may purchase such Shares from any such Person or any such organization, subject to the limitations,  restrictions, or other provisions applicable to the sale or purchase of such Shares herein and in the 1940 Act.

     Section 2.  Ownership of Shares.  The Board of Trustees may make such rules not  inconsistent  with the  provisions of the 1940 Act as the Board of Trustees considers  appropriate  for recording  the ownership of Shares,  the issuance of
Share  certificates,  the  transfer of Shares of the Trust,  and each Series and
Class thereof, if any, and similar matters.

     Section 3. Sale of Shares.  Subject to the 1940 Act and applicable law, the
Trust may sell its authorized but unissued Shares of beneficial interest to such
Persons,  at such times, on such terms, and for such  consideration as the Board of Trustees may authorize,  from time to time. All consideration received by the
Trust in each sale shall be credited to the  individual  purchaser's  account in the form of full or fractional  Shares of the Trust or such Series  thereof (and
Class thereof,  if any), as the purchaser may select, at the net asset value per
Share,  as determined by the Board of Trustees in  accorandance  with Article VI hereof,  subject to Section  22 of the 1940 Act,  and the rules and  regulations adopted thereunder;  provided,  however,  that the Board of Trustees may, in its sole  discretion,  permit the  Principal  Underwriter  or the selling  broker or dealer to impose a sales charge upon any such sale. Every  Shareholder by virtue of having become a Shareholder  shall be deemed to have  expressly  assented and agreed to the terms of this  Declaration  of Trust and to have become bound as a party hereto.

     Section 4. Status of Shares and  Limitation of Personal  Liability.  Shares
shall be deemed to be personal  property giving to Shareholders  only the rights provided in this  Declaration of Trust,  the Bylaws,  and under  applicable law.
Ownership of Shares shall not entitle the  Shareholder to any title in or to the whole or any part of the  Trust  Property  or right to call for a  partition  or division of the same or for an  accounting,  nor shall the  ownership  of Shares constitute  the  Shareholders  as partners.  Subject to Article VIII,  Section 1 hereof,  the death,  incapacity,  dissolution,  termination,  or bankruptcy of a
Shareholder  during the existence of the Trust and any Series  thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased,  incapacitated,  dissolved, terminated, or bankrupt Shareholder to an accounting or to take any action in court or elsewhere  against the Trust, the Trustees,  or any such Series, but entitles such  representative only to the rights of said  deceased,  incapacitated,  dissolved,  terminated,  or  bankrupt
Shareholder  under this  Declaration of Trust,  the Bylaws and  applicable  law.
Neither the Trust nor the Trustees,  nor any officer,  employee, or agent of the
Trust,  shall have any power to bind personally any  Shareholder  nor, except as specifically  provided  herein,  to call upon any Shareholder for the payment of any sum of money other than such as the Shareholder personally,  at any time may agree to pay at any time. Each Share, when issued on the terms determined by the
Board of  Trustees,  shall be fully paid and  nonassessable.  As provided in the
DSTA,  Shareholders  shall  be  entitled  to the  same  limitation  of  personal liability as that extended to  stockholders of a private  corporation  organized for profit under the DGCL.

     Section 5. Tax Status; Partnership Provisions.

     (a) Power to Make Tax Status Election. The Board of Trustees shall have the power, in its discretion, to make an initial entity classification election, and to change any such entity  classification  election, of the Trust and any Series for U.S.  federal  income tax purposes as may be permitted or required under the
Code,  without the vote or consent of any Shareholder.  In furtherance  thereof, the Board of Trustees,  or an appropriate  officer as determined by the Board of
Trustees,  is  authorized  (but not  required)  to make and sign any such entity classification  election  on  Form  8832,  Entity  Classification  Election  (or
successor form thereto),  on behalf of the Trust or any Series, sign the consent statement  contained therein on behalf of all of the Shareholders  thereof,  and file the same with the U.S. Internal Revenue Service.

     (b) Series  Established as a Partnership.  In accordance  with Section 5(a)
and  Section  6 of  this  Article  III,  the  resolution,  as  may  be  amended, establishing  or changing the  classification  of a Series as a Partnership  for
U.S.  federal  income  tax  purposes  may  provide,  among  other  things,  that notwithstanding  anything in this  Declaration of Trust to the contrary (i) Book
Capital Accounts (as defined in any resolution establishing and designating such
Series) are to be determined and  maintained for each  Shareholder in accordance with Section 704(b) of the Code (and any successor provision thereto); (ii) upon liquidation of a Series (or any  Shareholder's  interest  therein),  liquidating distributions shall be made in accordance with the positive Book Capital Account balances of the Shareholders; and, (iii) if any Shareholder in such Series has a deficit  balance in his Book Capital  Account  following the  liquidation of his interest in the Series, such Shareholder is unconditionally  required to restore the  amount of such  deficit  balance to the  Series,  or in lieu  thereof,  the resolution  establishing  the Series contain a "qualified  income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

     Section  6.  Establishment  and  Designation  of Series  and  Classes.  The
establishment and designation of any Series or Class shall be effective, without the  requirement of Shareholder  approval,  upon the adoption of a resolution by not less than a majority of the then Board of Trustees,  which  resolution shall set forth such  establishment  and  designation  and may provide,  to the extent permitted by the DSTA,  for rights,  powers,  and duties of such Series or Class
(including  variations  in the relative  rights and  preferences  as between the different Series and Classes),  thereof or of the Trust as the Board of Trustees may determine from time to time,  which rights,  powers and duties may be senior or subordinate to any existing  Series or Class.  Such  resolution may establish such  Series or Classes  directly  in such  resolution  or by  reference  to, or approval of, another document that sets forth such Series or Classes,  including without  limitation,  any  registration  statement of the Trust, or as otherwise provided in such resolution.  Each such resolution shall be incorporated  herein by  reference  upon  adoption  and shall have the status of an amendment to this
Declaration of Trust. Any such resolution may be amended by a further resolution of a majority of the Board of Trustees,  and if  Shareholder  approval  would be required to make such an amendment to the language set forth in this Declaration of Trust,  such further  resolution shall require the same Shareholder  approval that would be necessary to make such amendment to the language set forth in this
Declaration of Trust. Each such further resolution shall be incorporated  herein by reference upon adoption.

     Each Series shall be separate and distinct from any other Series,  separate and  distinct  records on the books of the Trust  shall be  maintained  for each
Series,  and the assets and  liabilities  belonging  to any such Series shall be held and accounted for separately  from the assets and  liabilities of the Trust or any other Series. Each Class of the Trust shall be separate and distinct from any other  Class of the Trust.  Each  Class of a Series  shall be  separate  and distinct  from  any  other  Class of the  Series.  As  appropriate,  in a manner determined by the Board of Trustees, the liabilities belonging to any such Class shall be held and accounted for  separately  from the  liabilities of the Trust, the Series,  or any other Class,  and separate and distinct records on the books of the Trust for the Class  shall be  maintained  for this  purpose.  Subject to
Article II hereof,  each such Series  shall  operate as a separate  and distinct investment medium, with separately defined investment objectives and policies.

     Shares  of  each  Series  (and  Class  where  applicable)  established  and designated  pursuant to this Section 6 shall have the following rights,  powers, and duties,  unless  otherwise  provided to the extent permitted by the DSTA, in the resolution establishing and designating such Series or Class:

     (a) Assets Held with  Respect to a  Particular  Series.  All  consideration received  by the Trust for the issue or sale of Shares of a  particular  Series, together with all assets in which such  consideration is invested or reinvested, all income,  earnings,  profits,  and proceeds  thereof,  from  whatever  source derived,  including,  without  limitation,  any proceeds  derived from the sale, exchange,  or liquidation of such assets, and any funds or payments derived from any  reinvestment  of such  proceeds,  in whatever  form the same may be,  shall irrevocably  be held with respect to that Series for all purposes,  subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account  of the Trust.  Such  consideration,  assets,  income,
earnings,   profits,  and  proceeds  thereof,   from  whatever  source  derived,
including,  without limitation, any proceeds derived from the sale, exchange, or liquidation  of  such  assets,  and any  funds  or  payments  derived  from  any reinvestment  of such  proceeds,  in  whatever  form the same may be, are herein referred  to as "assets  held with  respect to" that  Series.  In the event that there are any assets, income, earnings,  profits and proceeds thereof, funds, or payments which are not readily  identifiable  as assets held with respect to any particular Series (collectively  "General Assets"), the Board of Trustees, or an
appropriate officer as determined by the Board of Trustees,  shall allocate such
General  Assets  to,  between,  or among  any one or more of the  Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and  equitable,  and any General Asset so allocated to a particular  Series shall be held with respect to that Series.  Each such allocation by or under the direction  of the Board of Trustees  shall be  conclusive  and binding  upon the
Shareholders of all Series for all purposes.

     (b)  Liabilities  Held with  Respect to a Particular  Series or Class.  The assets of the Trust held with  respect to a  particular  Series shall be charged with the liabilities, debts, obligations, costs, charges, reserves, and expenses of the Trust  incurred,  contracted  for, or otherwise  existing with respect to such Series. Such liabilities, debts, obligations, costs, charges, reserves, and expenses  incurred,  contracted  for, or  otherwise  existing  with respect to a particular  Series are herein referred to as "liabilities  held with respect to"
that Series. Any liabilities,  debts, obligations, costs, charges, reserves, and expenses  of the Trust that are not  identifiable  readily as being  liabilities held with respect to any particular Series (collectively  "General Liabilities")
shall be  allocated  by the Board of  Trustees,  or an  appropriate  officer  as determined by the Board of Trustees,  to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable.  Each allocation of liabilities,  debts,  obligations, costs, charges, reserves, and expenses by or under the direction of the Board of
Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.  All Persons who have extended credit that has been allocated to a particular  Series,  or who have a claim or contract that has been  allocated to any particular  Series,  shall look exclusively to the assets of that particular
Series for payment of such  credit,  claim,  or  contract.  In the absence of an express  contractual  agreement  so  limiting  the  claims  of  such  creditors, claimants,  and  contract  providers,  each  creditor,  claimant,  and  contract provider  shall  be  deemed  nevertheless  to  have  agreed  impliedly  to  such limitation.

     Subject to the right of the Board of Trustees in its discretion to allocate
General Liabilities as provided herein, the debts, liabilities, obligations, and expenses  incurred,  contracted  for, or  otherwise  existing  with respect to a particular Series,  shall be enforceable against the assets held with respect to that Series  only,  and not against the assets of any other  Series or the Trust generally,  and  none  of the  debts,  liabilities,  obligations,  and  expenses incurred,  contracted  for,  or  otherwise  existing  with  respect to the Trust generally or any other Series  thereof shall be  enforceable  against the assets held with  respect to such  Series.  Notice of this  limitation  on  liabilities between and among Series has been set forth in the Certificate of Trust filed in the Office of the  Secretary  of State of the State of Delaware  pursuant to the
DSTA, and having given such notice in the  Certificate  of Trust,  the statutory provisions of Section 3804 of the DSTA relating to  limitations  on  liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the  Certificate  of Trust) are applicable to the Trust and each Series.

     Liabilities,  debts,  obligations,  costs, charges,  reserves, and expenses related to the  distribution  of and other  identified  expenses  that  properly should or may be allocated to the Shares of a particular Class may be charged to and borne solely by such Class.  The bearing of expenses  solely by a particular
Class of Shares may be reflected  appropriately  (in a manner  determined by the
Board of Trustees) and may affect the net asset value  attributable  to, and the dividend,  redemption, and liquidation rights of, such Class. Each allocation of liabilities,  debts, obligations,  costs, charges,  reserves, and expenses by or under the  direction of the Board of Trustees  shall be  conclusive  and binding upon the  Shareholders  of all  Classes for all  purposes.  All Persons who have extended  credit that has been  allocated to a particular  Class,  or who have a claim or contract that has been allocated to any particular  Class,  shall look, and may be required by contract to look,  exclusively to that  particular  Class for payment of such credit, claim, or contract.

     (c) Dividends,  Distributions,  and Redemptions.  Notwithstanding any other provisions of this Declaration of Trust, including, without limitation,  Article
VI hereof,  no dividend or  distribution,  including,  without  limitation,  any distribution  paid upon  dissolution  of the Trust or of any Series with respect to, nor any  redemption  of,  the  Shares of any Series or Class of such  Series shall be effected  by the Trust other than from the assets held with  respect to such Series nor,  except as  specifically  provided in Section 7 of this Article
III, shall any Shareholder of any particular  Series otherwise have any right or claim  against  the assets  held with  respect to any other  Series or the Trust generally  except,  in the case of a right or claim against the assets held with respect to any other  Series,  to the extent  that such  Shareholder  has such a right or claim  hereunder as a Shareholder  of such other  Series.  The Board of
Trustees shall have full  discretion,  to the extent not  inconsistent  with the
1940 Act, to determine which items shall be treated as income and which items as capital,  and each such  determination  and  allocation  shall be conclusive and binding upon the Shareholders.  In addition,  the Board of Trustees may delegate to a  committee  of the  Board of  Trustees  or an  officer  of the  Trust,  the authority  to fix the amount and other terms of any  dividend  or  distribution, including  without  limitation,  the  power to fix the  declaration  date of the dividend or distribution.

     (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote in the  aggregate  without  differentiation  between the Shares of the  separate
Series, if any, or separate  Classes,  if any; provided that (i) with respect to any matter that affects only the interests of some but not all Series, then only the Shares of such affected Series, voting separately, shall be entitled to vote on the matter;  (ii) with respect to any matter that affects only the  interests of some but not all  Classes,  then only the  Shares of such  affected  Classes, voting  separately,  shall  be  entitled  to  vote  on  the  matter;  and  (iii)
notwithstanding  the foregoing,  with respect to any matter as to which the 1940
Act or other  applicable  law or  regulation  requires  voting,  by Series or by
Class,  then the  Shares of the Trust  shall vote as  prescribed  in such law or regulation.

     (e) Equality. Each Share of the Trust shall be equal to each other Share of the Trust (subject to the rights and preferences with respect to separate Series or Classes of the Trust).

     (f) Fractions.  A fractional Share of the Trust shall carry proportionately all the rights and obligations of a whole Share of the Trust,  including  rights with respect to voting,  receipt of dividends and  distributions,  redemption of
Shares, and dissolution of the Trust.

     (g) Exchange  Privilege.  The Board of Trustees shall have the authority to provide  that the  holders  of  Shares  of any  Series  shall  have the right to exchange said Shares for Shares of one or more other Series in  accordance  with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act.

     (h) Combination of Series or Classes.

     (i)  The Board of Trustees shall have the authority,  without the approval, vote, or consent of the  Shareholders of any Series,  unless otherwise required by applicable law, to combine the assets and liabilities held with  respect to any two or more Series  into  assets and  liabilities held with respect to a single Series,  provided that,  upon completion of such combination of Series, the interest of each Shareholder in the combined  assets and  liabilities  held with  respect to the  combined
          Series  shall  equal  the  interest  of each such  Shareholder  in the aggregate  of the  assets  and  liabilities  held with  respect to the
          Series that were combined.

     (ii) The Board of Trustees shall have the authority,  without the approval, vote, or consent of the  Shareholders  of any Series or Class,  unless otherwise required by applicable law, to combine,  merge, or otherwise consolidate  the  Shares of two or more  Classes of Shares of a Series with and/or into a single  Class of Shares of such  Series,  with such designation,  preference,  conversion, or other rights, voting powers, restrictions,  limitations as to dividends,  qualifications, terms and conditions of redemption,  and other  characteristics  as the Trustees may  determine;  provided,  however,  that the Trustees  shall provide written notice to the affected Shareholders of any such transaction.

     (iii) The  transactions  in (i) and  (ii)  above  may be  effected  through share-for-share exchanges,  transfers, or sales of assets, Shareholder in-kind  redemptions  and  purchases,  exchange  offers,  or any other method approved by the Trustees.

     (i)  Dissolution or Termination.  Any particular  Series shall be dissolved upon the  occurrence of the applicable  dissolution  events set forth in Article
VIII,  Section 1 hereof.  Upon dissolution of a particular  Series, the Trustees shall wind up the  affairs  of such  Series in  accordance  with  Article  VIII,
Section 1 hereof,  and  thereafter  rescind the  establishment  and  designation thereof.  The Board of Trustees shall terminate any particular Class and rescind the  establishment and designation  thereof:  (i) upon approval by a majority of votes cast at a meeting of the Shareholders of such Class,  provided a quorum of
Shareholders of such Class is present,  or by action of the Shareholders of such
Class by written consent without a meeting  pursuant to Article V, Section 3; or
(ii) at the  discretion  of the Board of Trustees,  either (A) at any time there are no Shares outstanding of such Class, or (B) upon prior written notice to the
Shareholders of such Class;  provided,  however, that upon the rescission of the establishment  and  designation  of any particular  Series,  every Class of such
Series  thereby  shall  be  terminated  and its  establishment  and  designation rescinded.  Each  resolution  of the Board of Trustees  pursuant to this Section
6(i) shall be incorporated herein by reference upon adoption.

     Section 7. Indemnification of Shareholders. No Shareholder as such shall be subject to any personal  liability  whatsoever to any Person in connection  with
Trust  Property  or the acts,  obligations,  or  affairs  of the  Trust.  If any
Shareholder or former  Shareholder  shall be exposed to liability,  charged with liability,  or held  personally  liable for any  obligations or liability of the
Trust,  by reason of a claim or demand  relating  exclusively  to his, her or it being or having been a Shareholder and not because of such Shareholder's actions or  omissions,  such  Shareholder  or  former  Shareholder  (or in the case of a natural  Person,  his or her heirs,  executors,  administrators,  or other legal representatives,  or in the case of a corporation or other entity, its corporate or other  general  successor)  shall be  entitled to be held  harmless  from and indemnified  out of the assets of the Trust or out of the assets of such  Series thereof,  as the case may be, against all loss and expense,  including,  without limitation,  attorneys'  fees  arising  from  such  claim or  demand;  provided, however,  such indemnity  shall not cover (i) any taxes due or paid by reason of such  Shareholder's  ownership  of any Shares,  and (ii)  expenses  charged to a
Shareholder pursuant to Article IV, Section 5 hereof.

                                   ARTICLE IV

                              THE BOARD OF TRUSTEES

     Section 1. Number, Election, Term, Removal and Resignation.

     (a) In accordance  with Section 3801 of the DSTA, each Trustee shall become a Trustee  and be bound by this  Declaration  of Trust and the Bylaws  when such
Person signs this  Declaration  of Trust as a Trustee  and/or is duly elected or appointed,  qualified,  and serving on the Board of Trustees in accordance  with the provisions  hereof and the Bylaws, so long as such signatory or other Person continues in office in accordance with the terms hereof.

     (b) The number of Trustees  constituting the entire Board of Trustees shall initially be equal to the number of Persons signing this Declaration of Trust as of the date first  written  above and,  thereafter,  may be fixed,  from time to time,  by the vote of a  majority  of the  then  Board  of  Trustees;  provided, however,  that the number of Trustees shall in no event be less than one (1) nor more than  fifteen  (15).  The number of Trustees  shall not be reduced so as to shorten the term of any Trustee then in office.

     (c) Each  Trustee  shall hold office for the lifetime of the Trust or until such Trustee's earlier death,  resignation,  removal,  retirement,  or inability otherwise to serve, or if sooner than any of such events, until the next meeting of  Shareholders  called for the  purpose  of  electing  Trustees  or consent of
Shareholders  in lieu  thereof  for the  election  of  Trustees,  and  until the election and qualification of his or her successor.

     (d) Any  Trustee  may be removed,  with or without  cause,  by the Board of
Trustees by action of a majority of the Trustees  then in office,  or by vote of the Shareholders at any meeting called for that purpose.

     (e) Any  Trustee  may  resign at any time by giving  written  notice to the secretary of the Trust or to the Board of Trustees.  Such  resignation  shall be effective upon receipt, unless specified to be effective at some later time.

     Section 2.  Trustee  Action by Written  Consent  Without a Meeting.  To the
extent not inconsistent with the provisions of the 1940 Act, any action that may be taken at any meeting of the Board of Trustees or any committee thereof may be taken  without  a meeting  and  without  prior  written  notice if a consent  or consents in writing  setting forth the action so taken is signed by the Trustees having not less than the  minimum  number of votes that  would be  necessary  to authorize or take that action at a meeting at which all Trustees on the Board of
Trustees or any committee  thereof,  as the case may be, were present and voted.
Written consents of the Trustees may be executed in one or more counterparts.  A consent  transmitted by electronic  transmission  (as defined in Section 3806 of the DSTA) by a Trustee  shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.

     Section 3. Powers; Other Business Interests; Quorum and Required Vote.

     (a) Powers.  Subject to the provisions of this  Declaration  of Trust,  the business of the Trust  (including  every Series  thereof) shall be managed by or under the direction of the Board of Trustees,  and such Board of Trustees  shall have all powers  necessary or convenient to carry out that  responsibility.  The
Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and  instruments  that it may consider necessary or appropriate in connection with the operation and  administration of the Trust (including  every Series thereof).  The Board of Trustees shall not be bound or limited by present or future laws or customs with regard to investments by  trustees  or  fiduciaries,  but,  subject  to the other  provisions  of this
Declaration  of Trust and the Bylaws,  shall have full  authority  and  absolute power and control over the assets and the business of the Trust (including every
Series  thereof)  to the same  extent as if the Board of  Trustees  was the sole owner of such assets and business in its own right,  including  such  authority, power,  and control to do all acts and things as the Board of  Trustees,  in its sole  discretion,  shall deem proper to  accomplish  the purposes of this Trust.
Without limiting the foregoing, the Board of Trustees,  subject to the requisite vote for such actions as set forth in this  Declaration of Trust and the Bylaws, may: (i) adopt Bylaws not  inconsistent  with applicable law or this Declaration of Trust;  (ii)  amend,  restate,  and  repeal  such  Bylaws,  subject to and in accordance  with the provisions of such Bylaws;  (iii) remove  Trustees and fill vacancies on the Board of Trustees in accordance with this  Declaration of Trust and the Bylaws;  (iv) elect and remove such  officers and appoint and  terminate such agents as the Board of Trustees considers  appropriate,  in accordance with this  Declaration  of Trust and the Bylaws;  (v)  establish and terminate one or more  committees  of the Board of Trustees  pursuant  to the Bylaws;  (vi) place
Trust  Property  in  custody  as  required  by the 1940 Act,  employ one or more custodians  of the Trust  Property,  and  authorize  such  custodians  to employ subcustodians  and to  place  all or any  part of  such  Trust  Property  with a custodian or a custodial  system meeting the requirements of the 1940 Act; (vii)
retain a transfer agent, dividend disbursing agent, shareholder servicing agent, or  administrative  services agent, or any number thereof,  or any other service
provider,   as  deemed   appropriate;   (viii)  provide  for  the  issuance  and
distribution of Shares or other securities or financial  instruments directly or through one or more Principal Underwriters or otherwise; (ix) retain one or more
Investment  Adviser(s);  (x)  reacquire and redeem Shares on behalf of the Trust and transfer  Shares  pursuant to applicable  law; (xi) set record dates for the determination  of  Shareholders  with  respect to various  matters in the manner provided in Article V, Section 4 of this Declaration of Trust; (xii) declare and pay dividends  and  distributions  to  Shareholders  from the Trust  Property in accordance  with this  Declaration  of Trust and the Bylaws;  (xiii)  establish, designate,  and  redesignate  any  Series  or Class  of the  Trust or Class of a
Series,  from time to time,  in accordance  with the  provisions of Article III,
Section 6 hereof;  (xiv) hire  personnel as staff for the Board of Trustees,  or for those Trustees who are not Interested  Persons of the Trust,  the Investment
Adviser,  or the Principal  Underwriter,  set the compensation to be paid by the
Trust to such personnel,  exercise exclusive supervision of such personnel,  and remove one or more of such personnel at the discretion of the Board of Trustees;
(xv) retain special counsel, other experts,  and/or consultants for the Board of
Trustees,  for those Trustees who are not Interested  Persons of the Trust,  the
Investment Adviser, or the Principal Underwriter,  and/or for one or more of the committees  of the Board of  Trustees,  set the  compensation  to be paid by the
Trust to such special counsel, other experts, and/or consultants, and remove one or more of such  special  counsel,  other  experts,  and/or  consultants  at the discretion  of the Board of  Trustees;  (xvi) engage in and  prosecute,  defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims, or expenses incurred in connection  therewith,  including  those of litigation,  and such power shall include,  without  limitation,  the  power  of  the  Board  of  Trustees  or any appropriate  committee  thereof,  in the  exercise  of its good  faith  business judgment, to dismiss any action, suit,  proceeding,  dispute,  claim, or demand, derivative or otherwise,  brought by any person,  including a Shareholder in its own name or in the name of the  Trust,  whether  or not the  Trust or any of the
Trustees  may be named  individually  therein or the  subject  matter  arises by reason of  business  for or on  behalf  of the  Trust;  and  (xvii) in  general, delegate  such  authority  as the Board of Trustees  considers  desirable to any
Trustee or officer of the Trust,  to any committee of the Trust, to any agent or employee of the Trust,  or to any custodian,  transfer,  dividend  disbursing or shareholder servicing agent, Principal Underwriter, Investment Adviser, or other service provider.

     The  powers of the Board of  Trustees  set forth in this  Section  3(a) are without prejudice to any other powers of the Board of Trustees set forth in this
Declaration of Trust and the Bylaws. Any determination as to what is in the best interests of the Trust or any Series or Class thereof and its Shareholders  made by the Board of Trustees in good faith shall be  conclusive.  In construing  the provisions of this Declaration of Trust, the presumption  shall be in favor of a grant of power to the Board of Trustees.

     The  Trustees  shall be subject to the same  fiduciary  duties to which the directors  of a  Delaware  corporation  would be  subject  if the  Trust  were a
Delaware  corporation,  the  Shareholders  were  shareholders  of such  Delaware corporation  and the Trustees were directors of such Delaware  corporation,  and such modified  duties shall  replace any fiduciary  duties to which the Trustees would  otherwise be subject.  Without  limiting the generality of the foregoing, all actions and omissions of the Trustees shall be evaluated  under the doctrine commonly  referred to as the "business  judgment rule," as defined and developed under  Delaware  law, to the same extent that the same  actions or  omissions of directors of a Delaware  corporation  in a  substantially  similar  circumstance would be evaluated  under such  doctrine.  Notwithstanding  the  foregoing,  the provisions of this Declaration of Trust and the Bylaws,  to the extent that they restrict or eliminate the duties  (including  fiduciary  duties) and liabilities relating thereto of a Trustee otherwise  applicable under the foregoing standard or otherwise  existing at law or in equity,  are agreed by each  Shareholder and the Trust to replace such other duties and liabilities of such Trustee.

     (b) Other Business  Interests.  The Trustees shall devote to the affairs of the Trust (including every Series thereof) such time as may be necessary for the proper  performance of their duties hereunder,  but neither the Trustees nor the officers,  directors,  shareholders,  partners, or employees of the Trustees, if any,  shall be expected  to devote  their full time to the  performance  of such duties. The Trustees or any Affiliate,  shareholder, officer, director, partner, or  employee  thereof,  or any  Person  owning  a legal or  beneficial  interest therein,  may engage in, serve as a director,  trustee or officer of, or possess an  interest  in, any  business  or  venture  other than the Trust or any Series thereof, of any nature and description, independently or with or for the account of others,  without such  activities or ownership being deemed to be a violation of a duty of loyalty.  None of the Trust, any Series thereof, or any Shareholder shall have the right to  participate  or share in such other business or venture or any profit or compensation derived therefrom.

     (c) Quorum and Required  Vote. At all meetings of the Board of Trustees,  a majority of the Board of Trustees  then in office  shall be present in person in order to constitute a quorum for the transaction of business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the departure of Trustees  from the meeting,  if any action taken is approved by at least a majority of the required quorum for that meeting.  Subject to Article
III, Sections 1 and 6 of the Bylaws,  and except as otherwise provided herein or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present  shall be the act of the Board of Trustees. Trustees may not vote by proxy.

     Section 4. Payment of Expenses by the Trust.  Subject to the  provisions of
Article III,  Section 6 hereof,  an officer of the Trust authorized by the Board of Trustees  shall pay or cause to be paid out of the principal or income of the
Trust or any particular Series or Class thereof,  or partly out of the principal and  partly  out of the  income of the Trust or any  particular  Series or Class thereof,  and charge or allocate the same to, between, or among such one or more of the Series or Classes  that may be  established  or  designated  pursuant  to
Article III, Section 6 hereof,  as such officer deems fair, all expenses,  fees, charges,  taxes,  and liabilities  incurred by or arising in connection with the maintenance  or operation of the Trust or a particular  Series or Class thereof, or in connection with the management thereof, including, but not limited to, the
Trustees' compensation and such expenses,  fees, charges, taxes, and liabilities associated  with the  services of the Trust's  officers,  employees,  Investment
Adviser(s), Principal Underwriter,  auditors, counsel, custodian,  subcustodian, transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors, and such other expenses, fees, charges, taxes,  and liabilities as the Board of Trustees may deem necessary or proper to incur.

     Section 5. Payment of Expenses by Shareholders. The Board of Trustees shall have the power,  as frequently as it may determine,  to cause any Shareholder to pay directly,  in advance or arrears, an amount fixed, from time to time, by the
Board of  Trustees  or an  officer  of the  Trust  for  charges  of the  Trust's custodian or transfer,  dividend disbursing,  shareholder servicing,  or similar agent that are not customarily  charged  generally to the Trust, a Series,  or a
Class, where such services are provided to such Shareholder individually, rather than to all Shareholders collectively, including, without limitation, by setting off such amount due from such  Shareholder  from the amount of (i)  declared but unpaid dividends or distributions  owed such Shareholder,  or (ii) proceeds from the redemption by the Trust of Shares from such Shareholder  pursuant to Article
VI hereof.

     Section 6.  Ownership  of Trust  Property.  Legal title to all of the Trust
Property  shall at all times be vested in the  Trust,  except  that the Board of
Trustees  shall have the power to cause legal title to any Trust  Property to be held by or in the name of any Person as  nominee,  on such terms as the Board of
Trustees may determine, in accordance with applicable law.

     Section 7. Service Contracts.

     (a) Subject to this Declaration of Trust, the Bylaws, and the 1940 Act, the
Board of Trustees, at any time and from time to time, may contract for exclusive or nonexclusive  investment  advisory or investment  management services for the
Trust or for any Series thereof with any  corporation,  trust,  association,  or other organization,  including any Affiliate,  and any such contract may contain such other  terms as the Board of Trustees  may  determine,  including,  without limitation, delegation of authority to the Investment Adviser to determine, from time to time,  without  prior  consultation  with the  Board of  Trustees,  what securities  and other  instruments  or property  shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged,  transferred, mortgaged,  pledged,  assigned,  negotiated, or otherwise dealt with or disposed of, and what portion if any of the Trust Property shall be held uninvested,  and to make changes in the Trust's or a particular Series' investments, or to engage in such other activities, including administrative services, as may be delegated specifically to such party.

     (b) The Board of  Trustees  also,  at any time and from  time to time,  may contract with any Person, including any Affiliate,  appointing it or them as the exclusive or nonexclusive placement agent, distributor, or Principal Underwriter for the Shares of the Trust or one or more of the Series or Classes thereof,  or for other  securities  or financial  instruments  to be issued by the Trust,  or appointing  it or  them  to  act  as  the  administrator,  fund  accountant,  or accounting agent,  custodian,  transfer agent, dividend disbursing agent, and/or shareholder  servicing  agent  for the  Trust  or one or more of the  Series  or
Classes thereof.

     (c) The Board of Trustees is further  empowered,  at any time and from time to time, to contract with any Persons, including any Affiliates, to provide such other  services  to the  Trust  or one or more of its  Series  as the  Board  of
Trustees  determines to be in the best interests of the Trust, such Series,  and its Shareholders.

     (d) None of the following facts or circumstances  shall affect the validity of any of  the  contracts  provided  for in  this  Article  IV,  Section  7,  or disqualify  any  Shareholder,  Trustee,  employee,  or officer of the Trust from voting upon or executing the same, or create any liability or  accountability to
the  Trust,  any  Series  thereof,  or  the  Shareholders,   provided  that  the
establishment  and  performance of each such contract is  permissible  under the
1940 Act, and provided  further that such Person is authorized to vote upon such contract under the 1940 Act:

     (i)  the  fact  that  any  of the  Shareholders,  Trustees,  employees,  or officers of the Trust is a shareholder,  director,  officer,  partner, trustee,  employee,  manager,  Investment  Adviser,  placement  agent,
          Principal  Underwriter,  distributor,  or Affiliate or agent of or for any Person,  or for any parent or Affiliate of any Person,  with which any type of service contract  provided for in this Article IV, Section
          7 may have been or may be made hereafter,  or that any such Person, or any parent or Affiliate  thereof,  is a Shareholder or has an interest in the Trust, or

     (ii) the fact  that any  Person  with  which any type of  service  contract provided  for in this  Article  IV,  Section 7 may have been or may be made hereafter also has such a service contract with one or more other
          Persons, or has other business or interests.

     (e) Every contract referred to in this Section 7 is required to comply with this Declaration of Trust,  the Bylaws,  the 1940 Act, other applicable law, and any stipulation by resolution of the Board of Trustees.

                                   ARTICLE V

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. Voting Powers. Subject to the provisions of Article III, Section
6 hereof, the Shareholders shall have the power to vote only (i) on such matters required  by this  Declaration  of  Trust,  the  Bylaws,  the  1940  Act,  other applicable  law,  and any  registration  statement  of the Trust  filed with the
Commission,  the  registration  of which is  effective;  and (ii) on such  other matters as the Board of Trustees may consider necessary or desirable. Subject to
Article  III  hereof,  each  Shareholder  of  record  (as  of  the  record  date established  pursuant  to Section 4 of this  Article V) shall be entitled to one vote for each full Share and a fractional vote for each fractional Share held by such Shareholder. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.

     Section 2. Quorum and Required Vote.

     (a) Forty percent  (40%) of the  outstanding  Shares  entitled to vote at a
Shareholders'  meeting,  which are  present in person or  represented  by proxy, shall constitute a quorum at such  Shareholders'  meeting,  except when a larger quorum is required by this Declaration of Trust, the Bylaws,  applicable law, or the  requirements  of any  securities  exchange  on which  Shares are listed for trading,  in which case such quorum shall comply with such requirements.  When a separate vote by one or more Series or Classes is required,  forty percent (40%)
of the  outstanding  Shares of each such  Series or Class  entitled to vote at a
Shareholders'  meeting of such  Series or Class,  which are present in person or represented by proxy, shall constitute a quorum at the Shareholders'  meeting of such  Series  or  Class,  except  when a  larger  quorum  is  required  by  this
Declaration of Trust,  the Bylaws,  applicable  law, or the  requirements of any securities  exchange  on which  Shares of such  Series or Class are  listed  for trading, in which case such quorum shall comply with such requirements.

     (b) Subject to the provisions of Article III,  Section 6(d),  when a quorum is  present at any  meeting,  a  majority  of the votes  cast  shall  decide any questions  and a plurality  shall elect a Trustee,  except when a larger vote is required  by any  provision  of this  Declaration  of Trust or the  Bylaws or by applicable law.  Pursuant to Article III, Section 6(d) hereof,  where a separate vote by Series and, if applicable by Class, is required,  the preceding sentence shall apply to such separate votes by Series and Classes.

     (c) Abstentions and broker  non-votes will be treated as votes present at a
Shareholders'  meeting;  abstentions and broker non-votes will not be treated as votes cast at such  Shareholders'  meeting.  Abstentions  and broker  non-votes, therefore,  (i) will be included for purposes of determining whether a quorum is present;  and (ii) will have no effect on proposals that require a plurality for approval or on proposals  requiring an  affirmative  vote of a majority of votes cast for approval.

     Section 3.  Shareholder  Action by Written Consent  Without a Meeting.  Any
action which may be taken at any meeting of Shareholders  may be taken without a meeting if a consent or consents in writing setting forth the action so taken is or are signed by the  holders of a majority  of the Shares  entitled  to vote on such action (or such different  proportion  thereof as shall be required by law, this  Declaration of Trust, or the Bylaws for approval of such action) and is or are  received  by the  secretary  of the  Trust  either:  (i) by the date set by resolution of the Board of Trustees for the  Shareholders'  vote on such action;
or (ii) if no date is set by  resolution  of the Board,  within thirty (30) days after the record date for such action as  determined  by reference to Article V,
Section 4(b) hereof.  The written consent for any such action may be executed in one or more counterparts,  each of which shall be deemed an original, and all of which,  when taken together,  shall  constitute one and the same  instrument.  A consent  transmitted  by electronic  transmission  (as defined in the DSTA) by a
Shareholder or by a Person or Persons  authorized to act for a Shareholder shall be deemed to be written  and  signed  for  purposes  of this  Section.  All such consents  shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.  Any Shareholder that has given a written consent or the
Shareholder's proxyholder or a personal representative of the Shareholder or its respective  proxyholder  may revoke the  consent  by a writing  received  by the secretary  of the Trust  either:  (i) before the date set by  resolution  of the
Board of Trustees for the Shareholder vote on such action; or (ii) if no date is set by  resolution  of the Board,  within thirty (30) days after the record date for such action as determined by reference to Article V, Section 4(b) hereof.

     Section 4. Record Dates.

     (a) For purposes of determining the Shareholders  entitled to notice of and to vote at any meeting of  Shareholders,  the Board of Trustees may fix a record date,  which  record date shall not  precede the date upon which the  resolution fixing the record  date is adopted by the Board of  Trustees,  and which  record date shall not be more than one hundred and twenty  (120) days nor less than ten
(10) days before the date of any such meeting.  A determination  of Shareholders of record  entitled to notice of or to vote at a meeting of  Shareholders  shall apply to any adjournment of the meeting;  provided,  however,  that the Board of
Trustees may fix a new record date for the adjourned meeting and shall fix a new record date for any meeting that is adjourned for more than sixty (60) days from the  date  set for  the  original  meeting.  For  purposes  of  determining  the
Shareholders  entitled  to vote on any action  without a  meeting,  the Board of
Trustees  may fix a record  date,  which  record date shall not precede the date upon which the  resolution  fixing  the  record  date is adopted by the Board of
Trustees,  and which  record  date shall not be more than thirty (30) days after the date upon which the  resolution  fixing  the  record  date is adopted by the
Board of Trustees.

     (b) If the Board of Trustees does not so fix a record date:

     (i)  the record date for determining Shareholders entitled to notice of and to vote at a meeting of Shareholders shall be at the close of business on the day next  preceding  the day on which  notice is  given,  or if notice is waived,  at the close of business on the day next  preceding the day on which the meeting is held; and/or

     (ii) the record date for determining  Shareholders  entitled to vote on any action by  consent in writing  without a meeting of  Shareholders  (A)
          when no prior action by the Board of Trustees has been taken, shall be the day on which the first signed  written  consent  setting forth the action taken is  delivered  to the Trust,  or (B) when prior action of the  Board of  Trustees  has  been  taken,  shall  be at the  close of business  on the  day on  which  the  Board  of  Trustees  adopts  the resolution taking such prior action.

     (c) For the purpose of  determining  the  Shareholders  of the Trust or any
Series or Class  thereof who are entitled to receive  payment of any dividend or of any other  distribution of assets of the Trust or any Series or Class thereof
(other than in connection with a dissolution of the Trust or a Series, a merger, consolidation,  conversion,  sale of all or substantially  all of its assets, or any other  transaction,  in each case that is governed  by Article  VIII of this
Declaration of Trust), the Board of Trustees may:

     (i)  from time to time,  fix a record  date,  which  record  date shall not precede the date upon which the  resolution  fixing the record date is adopted,  and which record date shall not be more than sixty (60) days before the date for the  payment of such  dividend  and/or  such other distribution;

     (ii) adopt  standing  resolutions  fixing record dates and related  payment dates at periodic  intervals  of any  duration for the payment of such dividend and/or such other distribution; and/or

     (iii) delegate to an officer or officers of the Trust the  determination of such  periodic  record  and/or  payments  dates  with  respect to such dividend and/or such other distribution.

     Nothing in this  Section  shall be  construed  as  precluding  the Board of
Trustees from setting different record dates for different Series or Classes.

     Section 5. Additional Provisions. The Bylaws may include further provisions for Shareholders' votes, meetings, and related matters.

                                   ARTICLE VI

                         NET ASSET VALUE; DISTRIBUTIONS;
                             REDEMPTIONS; TRANSFERS

     Section 1. Determination of Net Asset Value, Net Income, and Distributions.

     (a) Subject to Article III, Section 6 hereof and any applicable requirement or  limitation  of the 1940 Act,  the Board of Trustees  shall have the power to determine,  from time to time,  the offering  price for  authorized but unissued
Shares of the Trust, or any Series or Class thereof, as applicable,  which shall yield to the Trust or the applicable Series or Class not less than the net asset value thereof,  in addition to any amount of applicable  sales charge to be paid to the Principal  Underwriter or the selling broker or dealer in connection with the sale of such Shares, at which price such Shares shall be offered for sale.

     (b)  Subject  to  Article  III,  Section 6 hereof,  the Board of  Trustees, subject to the 1940 Act, may prescribe  and shall set forth in the Bylaws,  this
Declaration of Trust, or in a resolution of the Board of Trustees such bases and time for  determining  the net asset value per Share of the Trust, or any Series or Class thereof,  or net income attributable to the Shares of the Trust, or any
Series or Class  thereof,  or the  declaration  and  payment  of  dividends  and distributions on the Shares of the Trust, or any Series or Class thereof, as the
Board of Trustees  may deem  necessary  or  desirable,  and such  dividends  and distributions may vary between the Classes to reflect  differing  allocations of the  expenses  of the Trust  between  such  Classes to such  extent and for such purposes as the Trustees may deem appropriate. Any resolution may set forth such information  directly in such  resolution  or by  reference  to, or approval of,
another  document  that  sets  forth  such   information,   including,   without
limitation, any registration statement of the Trust, or as otherwise provided in such  resolution.  The  Board of  Trustees  may  delegate  the  power or duty to determine  net asset value per Share of the Trust or any Series or Class thereof or the net income attributable to the Shares of the Trust or any Series or Class
thereof to one or more  Trustees  or  officers  of the Trust or to a  custodian, depositary or other agent appointed for such purpose.

     (c) The  Shareholders of the Trust, or any Series or Class if any, shall be entitled to receive dividends and distributions when, if, and as declared by the
Board of Trustees  with respect  thereto,  provided that with respect to Classes such  dividends and  distributions  shall comply with the 1940 Act. The right of
Shareholders to receive dividends or other  distributions on Shares of any Class may be set forth in a plan adopted by the Board of Trustees  and  amended,  from time to time,  pursuant  to the 1940 Act.  No Share  shall have any  priority or preference  over any other  Share of the Trust  with  respect  to  dividends  or distributions  paid in the  ordinary  course of business or  distributions  upon dissolution  of the Trust  made  pursuant  to  Article  VIII,  Section 1 hereof;
provided, however, that

     (i)  if the Shares of the Trust are divided into Series  thereof,  no Share of a particular  Series shall have any priority or preference over any
          other  Share  of  the  same  Series  with   respect  to  dividends  or
          distributions paid in the ordinary course of business or distributions upon  dissolution  of the Trust or of such  Series  made  pursuant  to
          Article VIII, Section 1 hereof;

     (ii) if the Shares of the Trust are divided into Classes thereof,  no Share of a particular  Class shall have any priority or preference  over any
          other  Share  of  the  same  Class  with   respect  to   dividends  or
          distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 1 hereof; and

     (iii) if the Shares of a Series are divided into Classes thereof,  no Share of a  particular  Class of such  Series  shall  have any  priority  or preference  over any other Share of the same Class of such Series with respect to dividends or  distributions  paid in the ordinary course of business  or  distributions  upon  dissolution  of  such  Series  made pursuant to Article VIII, Section 1 hereof.

All dividends and distributions  shall be made ratably among all Shareholders of the Trust, a particular Class of the Trust, a particular Series, or a particular
Class of a Series from the Trust  Property held with respect to the Trust,  such
Series,  or such Class,  respectively,  according to the number of Shares of the
Trust,  such Series,  or such Class held of record by such  Shareholders  on the record date for any dividend or distribution; provided, however, that

     (i)  if the  Shares of the Trust  are  divided  into  Series  thereof,  all
          dividends  and   distributions   from  the  Trust   Property  and,  if
          applicable,  held with respect to such Series shall be  distributed to each Series thereof according to the net asset value computed for such
          Series,  and  within  such  particular  Series,  shall be  distributed ratably to the  Shareholders of such Series according to the number of
          Shares  of such  Series  held of record  by such  Shareholders  on the record date for any dividend or distribution; and

     (ii) if the Shares of the Trust or of a Series  are  divided  into  Classes thereof,  all dividends and distributions from the Trust Property and, if applicable,  held with respect to the Trust or such Series shall be distributed  to each Class  thereof  according  to the net asset value computed for such Class,  and within such particular  Class,  shall be distributed ratably to the Shareholders of such Class according to the number of Shares of such Class held of record by such  Shareholders on the record date for any dividend or distribution.

Dividends and distributions may be paid in cash, in kind, or in Shares.

     (d) Before payment of any dividend or distribution,  there may be set aside out of any funds of the Trust, or the applicable  Series thereof,  available for dividends or distributions such sum or sums as the Board of Trustees,  from time to time, in its absolute discretion,  may think proper as a reserve fund to meet contingencies, or for equalizing dividends or distributions, or for repairing or maintaining any property of the Trust, or any Series thereof,  or for such other lawful  purpose as the Board of Trustees  shall deem to be in the best interests of the Trust,  or the  applicable  Series,  as the case may be, and the Board of
Trustees  may  abolish  any such  reserve in the manner in which the reserve was created.

     Section 2.  Redemptions  at the Option of a Shareholder.  Unless  otherwise provided  in the  prospectus  of the  Trust  relating  to the  Shares,  as  such prospectus may be amended, from time to time:

     (a) The Trust shall purchase such Shares as are offered by any  Shareholder for  redemption  upon the  presentation  of a  proper  instrument  of  transfer, together  with a request  directed  to the Trust or a Person  designated  by the
Trust that the Trust  purchase such Shares and/or in accordance  with such other procedures for  redemption as the Board of Trustees may authorize,  from time to time.  If  certificates  have been  issued to a  Shareholder,  any  request  for redemption  by  such  Shareholder  must  be  accompanied  by  surrender  of  any outstanding  certificate or  certificates  for such Shares in form for transfer, together with such proof of the  authenticity of signatures as may reasonably be required on such Shares and  accompanied  by proper stock  transfer  stamps,  if applicable.

     (b) The  Trust  shall  pay for such  Shares  the net  asset  value  thereof
(excluding any applicable  redemption fee or sales load) in accordance with this
Declaration  of Trust,  the  Bylaws,  the 1940 Act,  and other  applicable  law.
Payments  for  Shares so  redeemed  by the Trust  shall be made in cash,  except payment for such Shares,  at the option of the Board of Trustees or such officer or officers as it may duly authorize in its complete discretion,  may be made in kind or partially in cash and partially in kind. In case of any payment in kind, the Board of Trustees or its authorized  officers shall have absolute discretion as to what security or securities of the Trust or the applicable Series shall be distributed  in kind and the  amount of the same;  and the  securities  shall be valued for purposes of distribution at the value at which they were appraised in computing  the then  current net asset value of the  Shares,  provided  that any
Shareholder  who legally cannot acquire  securities so distributed in kind shall receive cash to the extent  permitted by the 1940 Act.  Shareholders  shall bear the expenses of in-kind  transactions,  including,  but not limited to, transfer agency fees, custodian fees, and costs of disposition of such securities.

     (c) Payment by the Trust for such redemption of Shares shall be made by the
Trust to the  Shareholder  within  seven  (7) days  after  the date on which the redemption  request is received  in proper  form  and/or  such other  procedures authorized by the Board of Trustees are complied with; provided,  however,  that if payment shall be made other than  exclusively  in cash,  any securities to be delivered  as part  of such  payment  shall  be  delivered  as  promptly  as any necessary transfers of such securities on the books of the several  corporations whose  securities  are to be delivered  practicably  can be made,  which may not occur necessarily  within such seven- (7) day period. In no case shall the Trust be  liable  for any delay of any  corporation  or other  Person in  transferring securities selected for delivery as all or part of any payment in kind.

     (d) The obligations of the Trust set forth in this Section 2 are subject to the provision that such  obligations  may be suspended or postponed by the Board of Trustees (i) during any time the New York Stock Exchange (the  "Exchange") is closed for other than  weekends or  holidays;  (ii) if permitted by the rules of the  Commission,  during periods when trading on the Exchange is restricted;  or
(iii) during any National  Financial  Emergency.  The Board of Trustees,  in its
discretion,  may declare that the  suspension  relating to a National  Financial
Emergency  shall  terminate,  as the case may be, on the first  business  day on which the Exchange shall have reopened or the period  specified above shall have expired (as to which,  in the absence of an official  ruling by the  Commission, the determination of the Board of Trustees shall be conclusive).

     (e) The  right of any  Shareholder  of the  Trust,  or any  Series or Class
thereof,  to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed,  except the right of such Shareholder to receive payment for such Shares, shall cease at the time the purchase  price of such Shares  shall have been fixed,  as provided above.

     Section 3.  Redemptions  at the  Option of the Trust.  At the option of the
Board  of  Trustees,  the  Trust,  from  time to time,  without  the vote of the
Shareholders  but subject to the 1940 Act, may redeem  Shares or  authorize  the closing  of any  Shareholder  account,  subject  to  such  conditions  as may be established, from time to time, by the Board of Trustees.

     Section 4. Transfer of Shares.  Shares shall be  transferable in accordance with the provisions of this Declaration of Trust and the Bylaws.

                                  ARTICLE VII

                             LIMITATION OF LIABILITY
                          AND INDEMNIFICATION OF AGENT

     Section 1. Limitation of Liability.

     (a) For the purpose of this Article, "Agent" means any Person who is or was a Trustee,  officer,  employee, or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director,  officer, employee, or other agent of another foreign or domestic  corporation,  partnership,  joint venture, trust,  or other  enterprise;  "Proceeding"  means any threatened,  pending,  or
completed  action  or  proceeding,  whether  civil,  criminal,   administrative,
arbitral,  or  investigative;   and  "Expenses"  include,   without  limitation,
attorneys'  fees and any  expenses of  establishing  a right to  indemnification under this Article.

     (b) An Agent  shall be liable to the Trust and to any  Shareholder  for any act  or  omission  that  constitutes  a  bad  faith  violation  of  the  implied contractual  covenant  of good  faith and fair  dealing,  for such  Agent's  own willful misfeasance,  bad faith, gross negligence,  or reckless disregard of the duties involved in the conduct of such Agent (such conduct referred to herein as
"Disqualifying Conduct"), and for nothing else.

     (c) Subject to subsection  (b) of this Section 1 and to the fullest  extent that  limitations  on the  liability of Agents are  permitted  by the DSTA,  the
Agents shall not be  responsible  or liable in any event for any act or omission of any  other  Agent  of  the  Trust  or any  Investment  Adviser  or  Principal
Underwriter of the Trust.

     (d) No Agent,  when acting in its  respective  capacity  as such,  shall be liable personally to any Person,  other than the Trust or a Shareholder,  to the extent  provided  in  subsections  (b) and (c) of this  Section  1, for any act, omission, or obligation of the Trust or any Trustee thereof.

     (e) Each  Trustee,  officer,  and  employee of the Trust shall be justified fully and completely in the performance of his or her duties, and protected with regard to any act or any failure to act  resulting  from  reliance in good faith upon the books of  account or other  records  of the  Trust,  upon an opinion of counsel,  or upon reports made to the Trust by any of its officers or employees, or by the  Investment  Adviser,  the  Principal  Underwriter,  any other  Agent, selected  dealers,  accountants,  appraisers,  or other  experts or  consultants reasonably  believed  by such  Trustee,  officer or  employee of the Trust to be within such Person's  professional or expert  competence,  regardless of whether such  counsel or expert may also be a Trustee.  The  officers  and  Trustees may obtain the advice of counsel or other  experts  with  respect to the meaning and operation of this  Declaration of Trust,  the Bylaws,  applicable law, and their respective  duties as officers or Trustees.  No such officer or Trustee shall be liable for any act or omission in accordance with such advice,  records,  and/or reports,  and no inference  concerning  liability  shall arise from a failure to follow such advice, records, and/or reports. The officers and Trustees shall not be required to give any bond  hereunder  nor any surety if a bond is required by applicable law.

     (f) The failure to make timely  collection of dividends or interest,  or to take  timely  action with  respect to  entitlements,  on the Trust's  securities issued in emerging countries shall not be deemed to be negligence or other fault on the part of any Agent, and no Agent shall have any liability for such failure or for any loss or damage  resulting  from the  imposition by any  government of exchange  control  restrictions  that might affect the  liquidity of the Trust's assets or from any war or political act of any foreign  government to which such assets  might be  exposed,  except,  in the case of a Trustee  or  officer,  for liability resulting from such Trustee's or officer's Disqualifying Conduct.

     (g) The limitation on liability contained in this Article applies to events occurring at the time a Person serves as an Agent, whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

     (h) No amendment or repeal of this Article shall adversely affect any right or protection of an Agent that exists at the time of such amendment or repeal.

     Section 2. Indemnification.

     (a)  Indemnification  by Trust.  The Trust  shall  indemnify,  out of Trust
Property,  to the fullest extent  permitted under applicable law, any Person who was or is a party  or is  threatened  to be made a party  to any  Proceeding  by reason  of the fact that such  Person is or was an Agent of the  Trust,  against
Expenses,   judgments,  fines,  settlements,  and  other  amounts  actually  and reasonably  incurred in connection  with such Proceeding if such Person acted in good faith, or in the case of a criminal proceeding,  had no reasonable cause to believe  the  conduct  of such  Person  was  unlawful.  The  termination  of any
Proceeding  by  judgment,  order,  settlement,   conviction,  or  plea  of  nolo
contendere or its equivalent  shall not of itself create a presumption  that the
Person  did not act in good faith or that the  Person  had  reasonable  cause to believe that the Person's conduct was unlawful.

     (b)  Exclusion of  Indemnification.  Notwithstanding  any  provision to the contrary contained herein,  there shall be no right to  indemnification  for any liability arising by reason of the Agent's Disqualifying  Conduct. In respect of any claim,  issue, or matter as to which that Person shall have been adjudged to be  liable  in the  performance  of  that  Person's  duty  to the  Trust  or the
Shareholders, indemnification shall be made only to the extent that the court in which that action was brought shall  determine,  upon  application or otherwise, that in view of all the circumstances of the case, that Person was not liable by reason of that Person's Disqualifying Conduct.

     (c) Required Approval. Any indemnification under this Article shall be made by the  Trust  if  authorized  in the  specific  case  on a  determination  that indemnification  of the  Agent is  proper  in the  circumstances  by (i) a final decision on the merits by a court or other body before whom the  proceeding  was brought  that the Agent  was not  liable  by  reason  of  Disqualifying  Conduct
(including,  but not  limited  to,  dismissal  of  either a court  action  or an administrative proceeding against the Agent for insufficiency of evidence of any
Disqualifying  Conduct); or (ii) in the absence of such a decision, a reasonable determination,  based upon a review of the facts,  that the Agent was not liable by reason of Disqualifying Conduct, by (A) the vote of a majority of a quorum of the Trustees who are not (x) Interested Persons of the Trust, (y) parties to the proceeding, or (z) parties who have any economic or other interest in connection with such specific case (the  "disinterested,  non-party  Trustees"),  or (B) by independent legal counsel in a written opinion.

     (d) Advancement of Expenses. Expenses incurred by an Agent in defending any
Proceeding  may be advanced  by the Trust  before the final  disposition  of the
Proceeding  on receipt of an  undertaking  by or on behalf of the Agent to repay the amount of the advance if it shall be determined ultimately that the Agent is not entitled to be indemnified  as authorized in this Article,  provided that at least one of the following  conditions  for the  advancement of expenses is met:
(i) the Agent shall provide appropriate  security for his undertaking;  (ii) the
Trust shall be insured against losses arising by reason of any lawful  advances;
or (iii) a majority of a quorum of the disinterested  non-party  Trustees of the
Trust, or an independent  legal counsel in a written  opinion,  shall determine, based on a review of readily  available  facts (as opposed to a full  trial-type inquiry),  that there is reason to  believe  that the Agent  ultimately  will be found entitled to indemnification.

     (e) Other  Contractual  Rights.  Nothing  contained in this  Article  shall affect any right to  indemnification  to which  Persons  other than Trustees and officers of the Trust or any  subsidiary  thereof may be entitled by contract or otherwise.

     (f)  Fiduciaries of Employee  Benefit Plan.  This Article does not apply to any Proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that Person's capacity as such, even though that Person may also be an Agent of the  Trust as  defined  in  Section  1 of this  Article.
Nothing  contained in this Article shall limit any right to  indemnification  to which such a trustee,  investment manager, or other fiduciary may be entitled by contract or  otherwise  which shall be  enforceable  to the extent  permitted by applicable law other than this Article.

     Section 3.  Insurance.  To the fullest extent  permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust  Property, insurance  for  liability  and for all Expenses  reasonably  incurred or paid or expected to be paid by an Agent in connection  with any Proceeding in which such
Agent becomes involved by virtue of such Agent's  actions,  or omissions to act, in its  capacity  or former  capacity  with the Trust,  whether or not the Trust would have the power to indemnify such Agent against such liability.

     Section 4. Derivative Actions. In addition to the requirements set forth in
Section 3816 of the DSTA, a Shareholder may bring a derivative  action on behalf of the Trust only if the following conditions are met:

     (a) The  Shareholder or  Shareholders  must make a pre-suit demand upon the
Board of  Trustees  to bring the  subject  action  unless an effort to cause the
Board of Trustees to bring such an action is not likely to succeed. For purposes of this  Section 4, a demand on the Board of  Trustees  shall only be deemed not likely to succeed and therefore  excused if a majority of the Board of Trustees, or a  majority  of any  committee  established  to  consider  the merits of such action, is composed of Trustees who are not "independent trustees" (as such term is defined in the DSTA).

     (b) Unless a demand is not required under  paragraph (a) of this Section 4,
Shareholders eligible to bring such derivative action under the DSTA who hold at least 10% of the  outstanding  Shares of the  Trust,  or 10% of the  outstanding
Shares of the Series or Class to which such  action  relates,  shall join in the request for the Board of Trustees to commence such action; and

     (c) Unless a demand is not required under  paragraph (a) of this Section 4, the Board of Trustees  must be afforded a reasonable  amount of time to consider such  Shareholder  request and to investigate the basis of such claim. The Board of Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking  by the  Shareholders making such request to reimburse  the Trust for the expense of any such advisors in the event that the Board of Trustees determine not to bring such action.

     For  purposes  of this  Section 4, the Board of  Trustees  may  designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are "independent  trustees" (as such term in defined in the DSTA).

                                  ARTICLE VIII

                              CERTAIN TRANSACTIONS

     Section 1. Dissolution of Trust or Series.  The Trust and each Series shall have perpetual  existence,  except that the Trust (or a particular Series) shall be dissolved:

     (a) With respect to the Trust, (i) upon the vote of the holders of not less than a majority of the Shares of the Trust cast,  or (ii) at the  discretion  of the Board of Trustees either (A) at any time there are no Shares  outstanding of the Trust, or (B) upon prior written notice to the Shareholders of the Trust; or

     (b) With respect to a particular  Series,  (i) upon the vote of the holders of not less than a majority  of the Shares of such Series  cast,  or (ii) at the discretion  of the Board of Trustees  either (A) at any time there are no Shares outstanding of such Series, or (B) upon prior written notice to the Shareholders of such Series; or

     (c) With respect to the Trust (or a particular Series), upon the occurrence of a dissolution  or termination  event pursuant to any other  provision of this
Declaration of Trust (including Article VIII, Section 2) or the DSTA; or

     (d) With respect to any Series,  upon any event that causes the dissolution of the Trust.

     Upon dissolution of the Trust (or a particular Series, as the case may be), the Board of Trustees (in accordance with Section 3808 of the DSTA) shall pay or make reasonable  provision to pay all claims and obligations of the Trust and/or each  Series  (or the  particular  Series,  as the case may be),  including  all contingent, conditional, or unmatured claims and obligations known to the Trust, and all  claims  and  obligations  that are known to the Trust but for which the identity of the claimant is unknown.  If there are  sufficient  assets held with respect to the Trust and/or each Series of the Trust (or the particular  Series, as the case may be), such claims and  obligations  shall be paid in full and any such  provisions  for payment shall be made in full.  If there are  insufficient assets  held with  respect to the Trust  and/or each Series of the Trust (or the particular  Series,  as the case may be), such claims and  obligations  shall be paid or  provided  for  according  to  their  priority  and,  among  claims  and obligations  of equal  priority,  ratably  to the  extent  of  assets  available therefor. Any remaining assets (including, without limitation, cash, securities, or any combination thereof) held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series of the Trust (or the particular
Series,  as the case may be)  ratably  according  to the number of Shares of the
Trust and/or such Series thereof (or the particular  Series, as the case may be)
held of  record by the  several  Shareholders  on the date for such  dissolution distribution; provided, however, that if the Shares of the Trust or a Series are
divided  into  Classes  thereof,   any  remaining  assets  (including,   without
limitation,  cash, securities,  or any combination thereof) held with respect to the Trust or such Series,  as applicable,  shall be distributed to each Class of the Trust or such  Series  according  to the net asset value  computed  for such
Class,  and within such particular  Class,  shall be distributed  ratably to the
Shareholders  of such Class according to the number of Shares of such Class held of  record  by  the  several  Shareholders  on the  date  for  such  dissolution distribution.  Upon the  completion of the winding up of the Trust in accordance with Section  3808 of the DSTA,  any one Trustee  shall  execute and cause to be filed a certificate of cancellation with the Office of the Secretary of State of the State of Delaware,  in accordance with the provisions of Section 3810 of the
DSTA.

     Section 2. Merger or Consolidation; Conversion; Reorganization.

     (a)  Merger  or  Consolidation.  Pursuant  to an  agreement  of  merger  or consolidation, the Board of Trustees, by vote of a majority of the Trustees, may cause  the  Trust  to merge or  consolidate  with or into one or more  statutory trusts or "other  business  entities"  (as defined in Section  3801 of the DSTA)
formed or organized  or existing  under the laws of the State of Delaware or any other  state of the United  States,  or any  foreign  country  or other  foreign jurisdiction. Any such merger or consolidation shall not require the vote of the
Shareholders  unless such vote is required by the 1940 Act;  provided,  however, that the Board of  Trustees  shall  provide at least  thirty  (30)  days'  prior written notice to the Shareholders of such merger or consolidation. By reference to  Section  3815(f)  of the DSTA,  any  agreement  of  merger or  consolidation approved in  accordance  with this Section 2(a) may effect any amendment to this
Declaration  of Trust or the Bylaws or effect the  adoption  of a new  governing instrument  without a Shareholder  vote,  unless required by the 1940 Act or any other provision of this Declaration of Trust or the Bylaws,  if the Trust is the
surviving or resulting  statutory  trust in the merger or  consolidation,  which amendment or new governing  instrument  shall be effective at the effective time or date of the merger or  consolidation.  In all  respects  not  governed by the
DSTA,  the 1940 Act, or other  applicable  law, the Board of Trustees shall have the  power to  prescribe  additional  procedures  necessary  or  appropriate  to accomplish a merger or consolidation,  including the power to create one or more separate  statutory trusts to which all or any part of the assets,  liabilities, profits,  or  losses  of the Trust may be  transferred  and to  provide  for the conversion of Shares into beneficial  interests in such separate statutory trust or trusts. In order to effect any such merger or consolidation,  if the Trust is the surviving or resulting  statutory  trust,  any one Trustee shall execute and cause to be filed a certificate of merger or  consolidation  in accordance  with
Section 3815 of the DSTA.

     (b)  Conversion.  The  Board  of  Trustees,  by vote of a  majority  of the
Trustees,  may cause (i) the Trust to convert to an "other business  entity" (as defined in Section 3801 of the DSTA)  formed or organized  under the laws of the
State of Delaware,  as permitted  pursuant to Section 3821 of the DSTA; (ii) the
Shares of the Trust or any Series to be converted into  beneficial  interests in another  statutory trust (or series thereof)  created pursuant to this Section 2 of this Article VIII;  or (iii) the Shares to be exchanged  under or pursuant to any state or federal statute to the extent  permitted by law. Any such statutory conversion,  Share  conversion,  or Share exchange shall not require the vote of the  Shareholders  unless  such  vote is  required  by the 1940  Act;  provided, however,  that the Board of Trustees  shall  provide at least  thirty (30) days'
prior  written  notice to the  Shareholders  of the Trust of any  conversion  of
Shares of the Trust pursuant to Subsections  (b)(i) or (b)(ii) of this Section 2 or  exchange  of Shares of the Trust  pursuant  to  Subsection  (b)(iii) of this
Section  2,  and  at  least  thirty  (30)  days'  prior  written  notice  to the
Shareholders  of a particular  Series of any conversion of Shares of such Series pursuant to  Subsection  (b)(ii) of this Section 2 or exchange of Shares of such
Series  pursuant to  Subsection  (b)(iii) of this Section 2. In all respects not governed  by the  DSTA,  the 1940 Act,  or other  applicable  law,  the Board of
Trustees shall have the power to prescribe  additional  procedures  necessary or appropriate to accomplish a statutory  conversion,  Share  conversion,  or Share exchange, including the power to create one or more separate statutory trusts to which  all or any part of the  assets,  liabilities,  profits,  or losses of the
Trust may be  transferred  and to provide  for the  conversion  of Shares of the
Trust or any Series thereof into beneficial interests in such separate statutory trust or trusts (or series thereof).

     (c) Sale of Assets.  The Board of  Trustees,  by vote of a majority  of the
Trustees, may cause the Trust to sell, convey, and transfer all or substantially all of the assets of the Trust ("sale of Trust assets") or all or  substantially all of the assets  associated with any one or more Series ("sale of such Series'
assets") to another trust,  statutory trust,  partnership,  limited partnership, limited liability company, corporation, or other association organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets  associated  with one or more other  Series of the  Trust,  in exchange for cash, shares, or other securities  (including,  without limitation, in the case of a transfer to another  Series of the Trust,  Shares of such other
Series) with such sale,  conveyance,  and transfer either (i) being made subject to or with the assumption by the transferee of the  liabilities  associated with the Trust or the liabilities associated with the Series, the assets of which are so transferred, as applicable, or (ii) not being made subject to or not with the assumption of such liabilities.  Any such sale,  conveyance,  and transfer shall not  require  the vote of the  Shareholders  unless such vote is required by the
1940 Act; provided,  however,  that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the  Shareholders  of the Trust of any such sale of Trust assets,  and at least thirty (30) days' prior written  notice to the  Shareholders of a particular  Series of any sale of such Series' assets.
Following such sale of Trust assets,  if all or substantially  all of the assets of the Trust have been so sold,  conveyed,  and transferred,  the Trust shall be dissolved.  Following a sale of such Series' assets, if all or substantially all of the assets of such Series have been so sold, conveyed, and transferred,  such
Series and the Classes thereof shall be dissolved.  In all respects not governed by the DSTA, the 1940 Act, or other  applicable law, the Board of Trustees shall have the power to prescribe  additional  procedures  necessary or appropriate to accomplish such sale,  conveyance,  and transfer,  including the power to create one or more  separate  statutory  trusts to which all or any part of the assets, liabilities,  profits,  or losses of the Trust may be transferred and to provide for the  conversion  of Shares of the Trust into  beneficial  interests  in such separate statutory trust or trusts.

     Section 3. Master Feeder Structure. If permitted by the 1940 Act, the Board of Trustees,  by vote of a majority of the  Trustees,  and without a Shareholder vote,  may  cause the Trust or any one or more  Series  to  convert  to a master feeder  structure  (a structure in which a feeder fund invests all of its assets in a master fund rather than making  investments  in  securities  directly)  and thereby cause existing  Series of the Trust to either become feeders in a master fund, or to become master funds in which other funds are feeders.

     Section 4. Absence of Appraisal or Dissenters' Rights. No Shareholder shall be entitled, as a matter of right, to appraisal rights or to any other relief as a  dissenting  Shareholder  in respect of any proposal or action  involving  the
Trust or any Series or any Class thereof.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. Amendments Generally.  This Declaration of Trust may be restated
and/or amended at any time by an instrument in writing signed by not less than a majority  of  the  Board  of  Trustees  and,  to the  extent  required  by  this
Declaration  of Trust or the 1940 Act,  by  approval  of such  amendment  by the
Shareholders  in  accordance  with Article  III,  Section 6 hereof and Article V hereof.  Any such restatement  hereof and/or amendment hereto shall be effective immediately upon execution and, if applicable, Shareholder approval or upon such future date and time as may be stated therein. The Certificate of Trust shall be restated  and/or  amended  at  any  time  by  the  Board  of  Trustees,  without
Shareholder  approval,  to correct any inaccuracy  contained  therein.  Any such restatement and/or amendment of the Certificate of Trust shall be executed by at least one Trustee and shall be  effective  immediately  upon its filing with the
Office of the  Secretary  of State of the State of  Delaware or upon such future date as may be stated therein.

                                   ARTICLE X

                                  MISCELLANEOUS

     Section 1. References; Headings; Counterparts. In this Declaration of Trust and in any  restatement  hereof  and/or  amendment  hereto,  references  to this instrument,  and all  expressions of similar  effect to "herein,"  "hereof," and
"hereunder"  shall be deemed to refer to this  instrument as so restated  and/or amended.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or to control or affect the meaning, construction, or effect of this instrument.  Whenever the singular number is used herein,  the same shall include the plural, and the neuter,  masculine,  and feminine genders shall  include each other,  as  applicable.  Any  references  herein to specific sections of the DSTA,  the Code, or the 1940 Act shall refer to such sections as amended,  from time to time, or any successor sections thereof. This Declaration of Trust may be executed in any number of  counterparts,  each of which shall be deemed an original.  To the extent  permitted by the 1940 Act, (a) any document, consent,  instrument or notice referenced in or contemplated by this Declaration of Trust or the Bylaws  that is to be executed  by one or more  Trustees  may be executed by means of original,  facsimile or  electronic  signature  and (b) any document,  consent,  instrument or notice  referenced in or contemplated by this
Declaration  of  Trust  or the  Bylaws  that is to be  delivered  by one or more
Trustees may be delivered by facsimile or electronic means  (including  e-mail), unless, in the case of either clause (a) or (b),  otherwise  expressly  provided herein  or in the  Bylaws or  determined  by the  Board of  Trustees.  The terms
"include,"  "includes" and "including" and any comparable  terms shall be deemed to mean "including, without limitation."

     Section 2. Applicable  Law. This  Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the
State of Delaware and the  applicable  provisions  of the 1940 Act and the Code;
provided,  that,  all matters  relating to or in connection  with the conduct of
Shareholders'  and Trustees'  meetings  (excluding,  however,  the Shareholders'
right  to  vote),  including,  without  limitation,  matters  relating  to or in connection with record dates,  notices to Shareholders or Trustees,  nominations and elections of Trustees,  voting by, and the validity of, Shareholder proxies, quorum requirements, meeting adjournments, meeting postponements and inspectors, which are not specifically addressed in this Declaration of Trust, in the Bylaws or in the DSTA  (other  than DSTA  Section  3809),  or as to which an  ambiguity exists, shall be governed by the DGCL, and judicial interpretations  thereunder, as if the Trust were a Delaware corporation,  the Shareholders were shareholders of such Delaware  corporation  and the Trustees were  directors of such Delaware corporation;  provided,  further, however, that there shall not be applicable to the  Trust,  the  Trustees,  the  Shareholders  or any  other  Person or to this
Declaration of Trust or the Bylaws (a) the provisions of Sections 3533, 3540 and
3583(a)  of  Title 12 of the  Delaware  Code or (b) any  provisions  of the laws
(statutory or common) of the State of Delaware (other than the DSTA)  pertaining to  trusts  which  relate  to or  regulate  (i) the  filing  with  any  court or governmental body or agency of trustee accounts or schedules of trustee fees and charges,  (ii)  affirmative  requirements to post bonds for trustees,  officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal  property,  (iv) fees or other sums payable to  trustees,  officers, agents or employees of a trust,  (v) the allocation of receipts and expenditures to income or principal,  (vi)  restrictions  or limitations  on the  permissible nature, amount or concentration of trust investments or requirements relating to the titling,  storage or other manner of holding of trust  assets,  or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification,  acts or powers of trustees or other Persons,  which are inconsistent  with the  limitations of liabilities or authorities  and powers of the  Trustees  or  officers  of the  Trust  set  forth  or  referenced  in  this
Declaration  of Trust or the  Bylaws.  The Trust  shall be a Delaware  statutory trust pursuant to the DSTA,  and without  limiting the  provisions  hereof,  the
Trust may exercise all powers that are ordinarily  exercised by such a statutory trust.

     Section 3. Provisions in Conflict with Law or Regulations.

     (a) The provisions of this  Declaration of Trust are severable,  and if the
Board of Trustees shall determine,  with the advice of counsel, that any of such provisions is in conflict  with the 1940 Act, the Code,  the DSTA, or with other applicable laws and regulations,  the conflicting  provision shall be deemed not to have  constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this
Declaration  of Trust or render  invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this  Declaration of Trust shall be held invalid or unenforceable in any  jurisdiction,  such invalidity or  unenforceability  shall attach only to such provision in such  jurisdiction  and shall not in any manner affect such provision in any other  jurisdiction  or any other provision of this
Declaration of Trust in any jurisdiction.

     Section 4.  Statutory  Trust Only.  It is the  intention of the Trustees to create hereby a statutory  trust pursuant to the DSTA, and thereby to create the relationship  of trustee and  beneficial  owners  within the meaning of the DSTA between the Trustees and each Shareholder, respectively. It is not the intention of the Trustees to create a general or limited  partnership,  limited  liability company,  joint stock association,  corporation,  bailment, or any form of legal relationship  other than a statutory trust pursuant to the DSTA. Nothing in this
Declaration  of Trust shall be  construed  to make the  Shareholders,  either by themselves  or  with  the  Trustees,  partners  or  members  of  a  joint  stock association except as specifically provided for U.S. federal income tax purposes pursuant to Article III,  Section 5(a) and Section 6 herein or by  resolution of the Board of Trustees.

     Section 5. Use of the Name  "DFA." The Board of Trustees  expressly  agrees and  acknowledges  that the name "DFA" is the sole property of Dimensional  Fund
Advisors LP ("DFALP"). DFALP has granted to the Trust a non-exclusive license to use such name as part of the name of the Trust now and in the future.  The Board of Trustees further  expressly agrees and  acknowledges  that the  non-exclusive license  granted  herein may be  terminated  by DFALP if the Trust ceases to use
DFALP or one of its Affiliates as Investment  Adviser or to use other Affiliates or  successors  of DFALP for such  purposes.  In such  event,  the  nonexclusive license  may be revoked by DFALP and the Trust shall cease using the name "DFA,"
or any name misleadingly  implying a continuing  relationship  between the Trust and  DFALP  or any of its  Affiliates,  as part  of its  name  unless  otherwise consented to by DFALP or any successor to its interests in such names.

     The Board of Trustees further  understands and agrees that so long as DFALP and/or any future  advisory  Affiliate  of DFALP shall  continue to serve as the
Trust's  Investment  Adviser,  other registered  open- or closed-end  investment companies  ("funds") as may be  sponsored or advised by DFALP or its  Affiliates shall  have the right  permanently  to adopt and to use the name  "DFA" in their names and in the names of any series or Class of shares of such funds.

     IN WITNESS WHEREOF, the Trustees of Dimensional Emerging Markets Value Fund
named  below do hereby make and enter into this  Agreement  and  Declaration  of
Trust as of the date first written above.

/s/David G. Booth                          /s/Rex A. Sinquefield
David G. Booth, Trustee                    Rex A. Sinquefield, Trustee

/s/George M. Constantinides                /s/Robert C. Merton
George M. Constantinides, Trustee          Robert C. Merton, Trustee

/s/John P. Gould                           /s/Myron S. Scholes
John P. Gould, Trustee                     Myron S. Scholes, Trustee

/s/Roger G. Ibbotson                       /s/Abbie J. Smith
Roger G. Ibbotson, Trustee                 Abbie J. Smith, Trustee